      As filed with the Securities and Exchange Commission on May 20, 1998
                                                          Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                            APEX SILVER MINES LIMITED
               (Exact Name of Issuer as Specified in its Charter)

          Cayman Islands                                       Not Applicable
 (State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                         Caledonian House, Ground Floor
                                   Mary Street
                            George Town, Grand Cayman
                       Cayman Islands, British West Indies
                                 (345) 949-0050
                    (Address of Principal Executive Offices)
                                 --------------

                            APEX SILVER MINES LIMITED
                          EMPLOYEES' SHARE OPTION PLAN

                            APEX SILVER MINES LIMITED
                             NON-EMPLOYEE DIRECTORS'
                                SHARE OPTION PLAN

                            APEX SILVER MINES LIMITED
                               NON-QUALIFIED STOCK
                                OPTION AGREEMENTS
                            (Full Title of the Plans)
                                 --------------

                                Thomas S. Kaplan
                             Chief Executive Officer
                          Apex Silver Mines Corporation
                         1700 Lincoln Street, Suite 3050
                             Denver, Colorado 80203
                                 (303) 839-5060
                     (Name and Address of Agent for Service)
   Telephone Number, Including Area Code, of Agent for Service: (303) 839-5060



                                          CALCULATION OF REGISTRATION FEE
============================= ===================== ======================== ======================= ==========================
      Title of Shares              Amount to           Proposed Maximum         Proposed maximum             Amount of
      to be Registered          be Registered(1)      Offering Price Per       Aggregate Offering        Registration Fee
                                                             Share                  Price(2)
----------------------------- --------------------- ------------------------ ----------------------- --------------------------

 Ordinary Shares (par value    3,040,625 Ordinary    Not Applicable           $33,212,744             $9,798
 $.01 per share)               Shares
============================= ===================== ======================== ======================= ==========================

(1) There are also registered hereunder such additional indeterminate number of ordinary shares, par value $0.01 per share (the "Ordinary Shares"), as may be issued as a result of the antidilution provisions of the Apex Silver Mines Limited Employees' Share Option Plan (the "Employees' Share Option Plan"), the Apex Silver Mines Limited Non-Employee Directors' Share Option Plan (the "Non-Employee Directors' Share Option Plan") and the Apex Silver Mines Limited Non-Qualified Stock Option Agreements (the "Non-Qualified Stock Option Agreements").

(2) Calculated on the basis of (i) 455,625 Ordinary Shares at $8.00 per Ordinary Share having an aggregate price of $3,645,000, pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended (the "Act"), which is the aggregate offering price of certain of the Ordinary Shares subject to outstanding options under the Employees' Share Option Plan and all of the Non-Qualified Stock Option Agreements, (ii) 54,081 Ordinary Shares at $11 3/16 per Ordinary Share having an aggregate price of $605,031, pursuant to Rule 457(h)(1) of the Act, which is the aggregate offering price of certain of the Ordinary Shares subject to outstanding options under the Employees' Share Option Plan and (iii) with respect to the remaining 2,530,919 Ordinary Shares registered hereunder, using the average of the high and low prices reported on the American Stock Exchange on May 14, 1998, which is $11.44, having an aggregate offering price of $28,953,713, pursuant to Rule 457(h)(1) and Rule 457(c) of the Act.

================================================================================

                                   STATEMENT
                                   ---------

     This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the "Commission") by Apex Silver Mines Limited, a Cayman Islands Corporation (the "Company"), in order to register (i) 2,000,000 Ordinary Shares that will be available for issuance under the Employees' Share Option Plan, (ii) 1,000,000 additional Ordinary Shares that will be available for issuance under the Non-Employee Directors' Share Option Plan, all of which may be issued upon the exercise of options granted under such plans, and (iii) 40,625 additional Ordinary Shares which may be issued by the Company pursuant to the exercise of options granted in Non-Qualified Stock Option Agreements to each of the seven non-employee directors of the Company.

                                    PART I

Item 1.  PLANS INFORMATION.

         Not included pursuant to Form S-8 instructions.

Item 2.  REGISTRANT INFORMATION AND PLANS ANNUAL INFORMATION.

         Not included pursuant to Form S-8 instructions.

                                    PART II

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The Company hereby incorporates herein by reference the following documents:

     (1) The description of the Company's Ordinary Shares contained in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on August 29, 1997, Registration No. 333-34685, including amendments thereto and any report filed for the purpose of updating such description (the "Registration Statement");

     (2) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, including portions of the Company's proxy statement dated April 15, 1998 relating to the Company's 1998 annual meeting of shareholders, which are incorporated therein by reference;

     (3)  The Company's proxy statement dated April 15, 1998;

     (4) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1998; and

     (5) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this filing.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Cayman Islands law does not limit the extent to which a company's Articles of Association may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for fraud or willful default.

     The Company's Articles contain provisions providing for the indemnity by the Company of an officer, director, consultant, employee or agent of the Company for threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, an action by or the right of the company), brought against such indemnified person by reason of the fact that such person was an officer, director, consultant, employee or agent of the Company. In addition, the board of directors may authorize the Company to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power to indemnify him against such liability under the provisions of the Articles.

     The Company also purchases directors and officers liability insurance from third parties for its directors and officers. The Company's Article's provide that directors and officers of the Company shall have no liability (i) for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part of (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

Exhibit No.     Description of Exhibits
----------      -----------------------

 4.1            Apex Silver Mines Limited Employees' Share Option Plan*

 4.2            Apex Silver Mines Limited Non-Employee Directors' Share Option
                Plan*

 4.3            Form of Apex Silver Mines Limited Non-Qualified Stock Option
                Agreement

 5.1 Opinion of W. S. Walker & Company regarding the legality of the Ordinary Shares being registered (Cayman Islands law)

23.1            Consent of W.S. Walker & Company (included as part of Exhibit
                5.1)

23.2            Consent of Price Waterhouse LLP

24.1 Power of Attorney (included on the signature page of this registration statement)

- - - - - - - - - - -

*incorporated by reference from Registrant's Form S-1 Registration Statement
 (file No. 333-34685), effective November 25, 1997.

Item 9.  UNDERTAKINGS

(a)      The undersigned hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 14th day of May, 1998.

                                                 APEX SILVER MINES LIMITED


                                                 By: /s/ Thomas S. Kaplan
                                                    --------------------------

                                                 Name:  Thomas S. Kaplan
                                                 Title: Chairman of the Board


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas S. Kaplan and Keith R. Hulley and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                   Title                               Date
---------                                   -----                               ----


/s/ Thomas S. Kaplan                        Chairman of the Board               May 14, 1998
----------------------------
Thomas S. Kaplan


/s/ Harry M. Conger                         Director                            May 14, 1998
-----------------------------
Harry M. Conger


/s/ Michael Comninos                        Director                            May 14, 1998
-----------------------------
Michael Comninos


/s/ Eduardo S. Elsztain                     Director                            May 14, 1998
------------------------------
Eduardo S. Elsztain


/s/ David Sean Hanna                        Director                            May 14, 1998
------------------------------
David Sean Hanna


/s/ Ove Hoegh                               Director                            May 14, 1998
-----------------------------
Ove Hoegh



 /s/ Keith R. Hulley                             Director                       May 14, 1998
-------------------------------
Keith R. Hulley


-------------------------------                  Director                       May __, 1998
Richard Katz


/s/ Paul Soros                                   Director                       May 14, 1998
--------------------------------
Paul Soros


                                    EXHIBITS

The following documents are filed as Exhibits hereto:

Exhibit No.                Description of Exhibits
-----------                -----------------------

 4.1      Apex Silver Mines Limited Employees' Share Option Plan*

 4.2      Apex Silver Mines Limited Non-Employee Directors' Share Option Plan*

 4.3      Form of Apex Silver Mines Limited Non-Qualified Stock Option Agreement

 5.1 Opinion of W. S. Walker & Company regarding the legality of the Ordinary Shares being registered

23.1      Consent of W. S. Walker & Company (included as part of Exhibit 5.1)

23.2      Consent of Price Waterhouse LLP

24.1 Power of Attorney (included on the signature page of this registration statement)

- - - - - - - - - - -

*incorporated by reference from Registrant's Form S-1 Registration Statement
 (file No. 333-34685), effective November 25, 1997.